UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2010 (June 24, 2010)

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 24, 2010, the Board of Directors (the “Board”) of Accuray Incorporated (the “Company”) received notification from Li Yu of his resignation from the Board, effective June 28, 2010, due to his other business commitments.  The Company previously announced that Mr. Yu’s resignation would be effective June 30, 2010, on a Form 8-K filed on April 21, 2010.  Mr. Yu served on the Board beginning in June 2004 and his term would have expired at the next annual meeting of stockholders, which is expected to be in November 2010.

(d)  On June 28, 2010, the Board appointed Peter Fine to fill the Class I vacancy on the Company’s Board created by the departure of Mr. Yu, who resigned effective June 28, 2010.  Mr. Fine is an independent director within the meaning of the rules of the Nasdaq Stock Market.  Mr. Fine will stand for election with the other Class I director at the Company’s 2010 annual meeting of stockholders.

Mr. Fine currently serves as the president and chief executive officer of Banner Health, one of the nation’s largest nonprofit healthcare organizations known and recognized for delivering excellent patient care.  Prior to that, Mr. Fine held numerous executive positions at a variety of healthcare organizations including Aurora Health Care, Inc., West Allis Memorial Hospital and Grant Hospital of Chicago.

Mr. Fine will serve on the Audit Committee of the Board.

Mr. Fine will receive the same cash and equity compensation for his service on the Board and Board committees as is currently paid to all non-employee members of the Company’s Board.  A description of the compensation for non—employee directors is in the Company’s proxy statement for the 2009 annual meeting of stockholders and was unchanged in fiscal year 2010.

There are no arrangements or understandings between Mr. Fine and the Company pursuant to which Mr. Fine was appointed as a director.  In addition, the Company is not aware of any related party transactions involving the Company and Mr. Fine.

On June 29, 2010, the Company issued a press release, titled “Accuray Appoints Peter Fine to Board of Directors.” A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Number	Description
99.1	Press Release dated June 29, 2010, titled “Accuray Appoints Peter Fine to Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: June 29, 2010	By:	/s/ Darren J. Milliken
Darren J. Milliken
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Number	Description
99.1	Press Release dated June 29, 2010, titled “Accuray Appoints Peter Fine to Board of Directors.”